EXHIBIT 99.1

FBR Reports Fourth Quarter and Full Year 2011 Financial Results

ARLINGTON, Va., Feb. 7, 2012 (GLOBE NEWSWIRE) -- FBR & Co. (Nasdaq:FBRC) ("FBR" or the "Company"), a leading investment bank serving the middle market, today reported a net after-tax loss of $18.9 million, or $0.33 per share, for the quarter ended December 31, 2011. Fourth quarter 2011 results include $10.0 million in non-recurring expenses comprised of a $5.9 million impairment of goodwill and $4.1 million of severance and restructuring-related costs. These results compare to net after-tax earnings of $3.1 million, or $0.05 per share, in the fourth quarter 2010 and a net after-tax loss of $26.1 million, or $0.43 per share in the third quarter 2011.

For the year ended December 31, 2011, FBR reported a net after-tax loss of $49.6 million, or $0.82 per share, on revenue of $147.2 million compared to a net after-tax loss of $37.6 million, or $0.59 per share, on revenue of $246.6 million in 2010.

Fourth quarter 2011 revenue was $27.7 million compared to $75.3 million for the fourth quarter 2010 and $20.1 million in the third quarter 2011.

Fourth quarter 2011 total expenses were $46.9 million, compared to $72.6 million in the fourth quarter 2010 and $45.9 million in the third quarter 2011. Non-compensation fixed expenses in the fourth quarter 2011 totaled $14.3 million, compared to $19.1 million in the fourth quarter 2010 and $14.8 million in the third quarter 2011.

2011 Overview

  Investment banking revenue was $58.1 million in 2011 compared to $118.3 million in 2010.
  Institutional brokerage generated net revenue of $78.5 million for 2011 compared to $100.1 million in 2010.
  Mutual fund assets under management as of December 31, 2011 were $1.7 billion compared to $1.6 billion at the end of 2010 and revenue increased from $14.1 million to $14.9 million over the same period.
  Non-compensation fixed expenses for 2011 were $60.7 million compared to $75.0 million in 2010.
  In the fourth quarter, the Company recognized a goodwill impairment charge of $5.9 million related to its capital markets segment. The impairment was recorded due to the extended period of time that the Company's common stock has traded at a discount to its book value as well as the restructuring undertaken in the fourth quarter. Subsequent to this impairment charge, the Company no longer maintains a goodwill balance on its balance sheet.
  The Company ended 2011 with 295 employees, down from 501 at the beginning of the year.

The Company periodically repurchased shares of its common stock throughout the year. For the year ended, December 31, 2011, the Company repurchased 8.2 million shares at an average price of $2.82 per share. The Company continues to have authority to repurchase 3.1 million shares.

As of December 31, 2011, shareholders' equity totaled $225.3 million, with $135.8 million held in cash, and the Company's book value per share was $3.99.

"The fourth quarter of 2011 continued to present an intensely challenging equity capital markets environment," said Richard J. Hendrix, President and Chief Executive Officer of FBR. "The restructuring we undertook in November, in response to this environment, is substantially complete and has reduced our fixed expenses by over 35%, materially lowering the revenue required for our firm to be profitable."

Investors wishing to listen to the earnings call at 9:00 A.M. U.S. EST, Wednesday, February 8, 2012, may do so via the Web or conference call at:

Webcast link:

http://investor.shareholder.com/media/eventdetail.cfm?eventid=106511&CompanyID=FBCM&e=1&mediaKey=A638ADF35B185A230531194DBE6AEB85

Conference call dial-in number (domestic, toll-free):	877.303.6433
Conference call dial-in number (international):	224.357.2198
Conference call code:	33390461

Replays of the earnings call will be available via webcast following the call.

FBR & Co. (Nasdaq:FBRC) provides investment banking, merger and acquisition advisory, institutional brokerage, and research services through its subsidiary FBR Capital Markets & Co. FBR focuses capital and financial expertise on the following industry sectors: consumer; diversified industrials; energy & natural resources; financial institutions; insurance; real estate; and technology, media & telecom. FBR Fund Advisers, Inc., a subsidiary of FBR & Co., provides clients with a range of investment choices through The FBR Funds, a family of mutual funds. FBR is headquartered in the Washington, D.C. metropolitan area with offices throughout the United States. For more information, please visit www.fbr.com.

The FBR & Co. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6405

Statements in this release concerning future performance, developments, events, market forecasts, revenues, expenses, earnings, run rates and any other guidance on present or future periods constitute forward-looking statements. These forward-looking statements are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include, but are not limited to, the effect of demand for public and private securities offerings, activity in the secondary securities markets, interest rates, the risks associated with merchant banking investments, the realization of gains and losses on principal investments, available technologies, competition for business and personnel, and general economic, political and market conditions. For a discussion of these and other risks and important factors that could affect FBR's future results and financial condition, see "Risk Factors" in Part I, Item 1A and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010; and other items throughout the Company's Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Financial data follow.

FBR & CO.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars and shares in thousands, except per share amounts)
(Unaudited)

	Quarter ended December 31,		Year ended December 31,

	2011	2010	2011	2010
REVENUES:
Investment banking:
Capital raising	$ 4,229	$ 30,518	$ 42,862	$ 98,768
Advisory	2,316	6,378	15,284	19,505
Institutional brokerage:
Principal transactions	3,542	6,084	18,081	22,227
Agency commissions	11,352	18,748	60,376	77,864
Asset management fees	3,494	3,608	14,941	14,097
Net investment income (loss)	1,256	9,123	(9,696)	9,218
Interest, dividends & other	1,548	811	5,303	4,908
Total revenues	27,737	75,270	147,151	246,587

NON-INTEREST EXPENSES:
Compensation and benefits	21,940	46,962	106,014	182,430
Professional services	2,585	3,007	12,202	18,529
Business development	2,519	4,355	12,066	14,936
Clearing and brokerage fees	2,385	3,238	11,928	13,129
Occupancy and equipment	4,509	7,069	19,936	25,595
Communications	4,299	4,847	16,999	20,067
Impairment of goodwill	5,882	--	5,882	--
Other operating expenses	2,826	3,165	12,003	13,563
Total non-interest expenses	46,945	72,643	197,030	288,249

(Loss) income before income taxes	(19,208)	2,627	(49,879)	(41,662)

Income tax benefit	(327)	(455)	(230)	(4,104)

Net (loss) income	$ (18,881)	$ 3,082	$ (49,649)	$ (37,558)

Basic (loss) earnings per share	$ (0.33)	$ 0.05	$ (0.82)	$ (0.59)
Diluted (loss) earnings per share	$ (0.33)	$ 0.05	$ (0.82)	$ (0.59)

Weighted average shares - basic	56,446	63,642	60,841	63,546
Weighted average shares - diluted	56,446	65,672	60,841	63,546

FBR & CO.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)
(Unaudited)

ASSETS	December 31, 2011	December 31, 2010

Cash and cash equivalents	$ 135,792	$ 236,077
Receivables:
Due from brokers, dealers and clearing organizations	6,048	15,463
Customers	3,937	10,280
Other	6,854	11,635
Financial instruments owned, at fair value	100,634	86,400
Other investments, at cost	25,744	45,224
Goodwill	--	5,882
Intangible assets, net	2,121	2,583
Furniture, equipment and leasehold improvements, net	6,162	9,741
Prepaid expenses and other assets	10,791	8,182
Total assets	$ 298,083	$ 431,467

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
Securities sold but not yet purchased, at fair value	$ 35,496	$ 55,444
Accrued compensation and benefits	15,760	53,305
Accounts payable, accrued expenses and other liabilities	15,280	23,904
Due to brokers, dealers and clearing organizations	6,250	7,323
Total liabilities	72,786	139,976

Shareholders' equity:
Common stock	55	62
Additional paid-in capital	412,551	423,935
Restricted stock units	29,013	34,239
Accumulated other comprehensive loss	19	(53)
Accumulated deficit	(216,341)	(166,692)
Total shareholders' equity	225,297	291,491

Total liabilities and shareholders' equity	$ 298,083	$ 431,467

Book Value per Share	$3.99	$4.60

Shares Outstanding (in thousands)	56,490	63,354

FBR & CO.
Financial & Statistical Supplement - Operating Results
(Dollars in thousands)
(Unaudited)

	Q-4 11	Q-3 11	Q-2 11	Q-1 11	Q-4 10
Revenues, net of interest expense	$ 27,737	$ 20,134	$ 49,182	$ 50,098	$ 75,270

Non-interest expenses:
Variable	6,262	10,272	14,974	15,860	29,683
Fixed	34,801	35,625	37,146	36,208	42,960
Impairment of goodwill	5,882	--	--	--	--

(Loss) income before income taxes	(19,208)	(25,763)	(2,938)	(1,970)	2,627

Income tax (benefit) provision	(327)	373	(211)	(65)	(455)

Net (loss) income	$ (18,881)	$ (26,136)	$ (2,727)	$ (1,905)	$ 3,082

Fixed expenses	$ 34,801	$ 35,625	$ 37,146	$ 36,208	$ 42,960
Less: Non-cash expenses[1]	1,523	1,927	2,459	2,352	4,255
Corporate transaction costs[2]	567	--	986	--	1,302
Severance	3,496	442	--	806	549

Core fixed costs[3]	$ 29,215	$ 33,256	$ 33,701	$ 33,050	$ 36,854

Statistical Data
Net revenues per employee (annualized)	$ 376	$ 189	$ 444	$ 431	$ 601

Employee count	295	426	443	465	501

Net assets under management (in millions)
Mutual funds	$ 1,684.8	$ 1,358.9	$ 1,635.3	$ 1,689.4	$ 1,582.7

[1] Non-cash expenses include compensation costs associated with stock-based awards and amortization of intangible assets.

[2] Corporate transaction costs include costs related to reductions in physical space and restructuring costs.

[3] Core fixed costs is a non-GAAP measurement used by management to analyze and assess the Company's fixed operating costs. Management believes that this non-GAAP measurement assists investors in understanding the impact of the items noted in footnotes 1 and 2 on the performance of the Company.

A limitation of utilizing this non-GAAP measure is that the GAAP accounting effects of these items do in fact reflect the underlying financial results of the Company and these effects should not be ignored in evaluating and analyzing the Company's financial results. Therefore, management believes fixed expenses on a GAAP basis and core fixed costs on a non-GAAP basis should be considered together.
CONTACT: Media:
         Shannon Small
         703.469.1190
         ssmall@fbr.com

         Investors:
         Bradley J. Wright
         703.469.1080
         fbrcir@fbr.com